EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
Nuance Communications, Inc.
Burlington, Massachusetts
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-151088, 333-151087, 333-147715, 333-142182, 333-100648, and 333-61862), and Form S-8 (Nos. 333-153911, 333-148684, 333-141819, 333-134687, 333-128396, 333-124856, 333-122718, 333-108767, 333-99729, 333-75406, 333-49656, 333-33464, 333-30518, 333-74343, 333-45425, and 333-04131) of Nuance Communications, Inc. of our reports dated December 1, 2008, relating to the consolidated financial statements and the effectiveness of Nuance Communications, Inc.’s internal control over financial reporting, which appears in this Form 10-K. Our report relating to the consolidated financial statements indicated that Nuance Communications, Inc. adopted Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — An Amendment of FASB Statements No. 87, 88, 106 and 132(R),” effective September 30, 2007, and also adopted Financial Accounting Standards Board Interpretation 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109,” effective October 1, 2007.

/s/ BDO Seidman, LLP Boston, Massachusetts

December 1, 2008